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                                                                     EXHIBIT A

July 1, 1998
IMMEDIATE RELEASE

ChoiceTel Communication, Inc.
Contact: Jeffrey R. Paletz, President
(612) 544-1260

CHOICETEL COMPLETES ACQUISITION OF JAY TELEPHONE

Minneapolis, MN - ChoiceTel Communications, Inc. (NASDAQ-PHON) announced today that it has completed the acquisition of approximately 1,000 pay phones in the Greater Philadelphia Area from privately-held, Jay Telephone Vending Company. Terms were not disclosed.

With this acquisition, ChoiceTel's installed phone base increased by approximately thirty percent (30%), for a total of approximately 4,300 phones located in thirteen (13) states.

Jeff Paletz, President of ChoiceTel stated "This acquisition represents our expansion into the northeast which was one of our objectives when we went public in 1997. The urban concentration of phones in Philadelphia lends itself to cost-effective servicing of the route, similar to our experience in the Minneapolis-St. Paul market."

Jay Ludwig, former president of Jay Telephone and a director of the American Public Communications Counsel, will join ChoiceTel as Regional Manager to oversee the management of the acquired assets.